EXECUTION VERSION

INTERPOOL CHASSIS FUNDING, LLC

as Initial Beneficiary and UTI Holder

AND

INTERPOOL, INC.,

as Settlor and Custodian

AND

U.S. BANK TRUST NATIONAL ASSOCIATION

(as successor in interest to Wachovia Trust Company, National Association

(formerly known as First Union Trust Company, National Association)),

as Delaware Trustee and UTI Trustee

AND

U.S. BANK TRUST NATIONAL ASSOCIATION,

as SUBI Trustee

SUBI SUPPLEMENT 2007-B TO THE

TRUST AGREEMENT, DATED AS OF JUNE 1, 2000 AND

AMENDED AND RESTATED AS OF MARCH 1, 2002,

AMONG SETTLOR, INITIAL BENEFICIARY, UTI TRUSTEE AND DELAWARE TRUSTEE

DATED AS OF OCTOBER 22, 2007

TABLE OF CONTENTS

SECTION	HEADING	PAGE

i

Section 5.03.	Governing Law	22
Section 5.04.	Notices	22
Section 5.05.	Severability of Provisions	22
Section 5.06.	Effect of Supplement on Trust Agreement	22
Section 5.07.	Tax Matters	23

EXHIBITS

Exhibit A	-	Schedule of 2007-B Equipment and 2007-B Contracts as of the Initial Cut-Off Date
Exhibit B	-	Form of 2007-B SUBI Certificate
Exhibit C	-	Form of Custodian Certification
Exhibit D	-	Form of 2007-B SUBI Holder’s Request for Release and Receipt of Documents
Exhibit E	-	List of Custody Officers
Exhibit F	-	Request for Reallocation of SUBI Assets

ii

2007-B SUBI SUPPLEMENT TO

THE TRUST AGREEMENT

2007-B SUBI Supplement to the Trust Agreement, dated as of October 22, 2007 (the “Supplement”), is hereby made by and among INTERPOOL CHASSIS FUNDING, LLC, a Delaware limited liability company (“ICF” or the “Initial Beneficiary”), INTERPOOL, INC., a Delaware corporation as settlor (“Settlor”) and as custodian, U.S. BANK TRUST NATIONAL ASSOCIATION (as successor in interest to WACHOVIA TRUST COMPANY, NATIONAL ASSOCIATION (f/k/a First Union Trust Company, National Association)), a national banking association, as UTI Trustee and Delaware Trustee under the Trust Agreement (acting not in its individual capacity, but solely in such capacities, together with any successors or permitted assigns, the “UTI Trustee,” and “Delaware Trustee”), and U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as SUBI Trustee.

WHEREAS, the Trust Agreement contemplates that, from time to time, the Delaware Trustee, on behalf of the Trust and at the direction of the Initial Beneficiary, will identify and allocate on the Trust’s books and records certain Trust Assets, whether or not then allocated to the UTI, as part of a separate new SUBI Portfolio and create and issue to a new Holder a SUBI, whose beneficiaries generally will be entitled to the beneficial ownership interest in, but only from, the related SUBI Portfolio, all as set forth in the Trust Agreement.

WHEREAS, the parties hereto desire to supplement the terms of the Trust Agreement to cause the Delaware Trustee to identify and allocate such a SUBI Portfolio, to create and issue on behalf of the Trust to ICF one SUBI Certificate that evidences the entire exclusive beneficial ownership interest in the related SUBI, to set forth the terms and conditions thereof, and to appoint the Custodian to administer the Lease File and Certificates of Title and related materials for the SUBI Assets in such SUBI Portfolio.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and in the Trust Agreement, the parties hereto agree to the following supplemental obligations and provisions with regard to the 2007-B SUBI Portfolio:

ARTICLE I

DEFINITIONS

Section  1.01. Definitions. For all purposes of this Supplement, except as otherwise expressly provided or unless the context otherwise requires, (a) the capitalized terms expressly defined in this Supplement have the meanings assigned to them in this Supplement or, if not otherwise defined herein, then in the Trust Agreement or if not defined therein, then in the Indenture, (b) all terms used herein shall include (i) all genders and (ii) the plural as well as the singular, (c) all references to words such as “herein,” “hereof” and the like shall refer to this Supplement as a whole and not to any particular article or section within this Supplement, (d) the term “include” and all variations thereon shall mean “include without limitation,” and (e) the term “or” shall include “and/or.”

“Acquisition Schedule” shall have the meaning set forth in Section 3.18(a) hereof.

“Additional Asset” means any Transferred Assets (other than Substitute Assets) allocated to the 2007-B SUBI on any Transfer Date after the Closing Date, including, but not limited to, each item of Additional Equipment and the Related Assets thereto.

“Additional Asset Transfer Form” means an agreement for the transfer of Additional Assets in the form contained in and required by the related Transfer Agreement.

“Additional Equipment” means 2007-B Equipment that is allocated to the 2007-B SUBI on any Transfer Date after the Closing Date.

“Available Funds” shall have the meaning set forth in the Indenture.

“Casualty Loss” means, with respect to any 2007-B Equipment, any of the following: (i) to the Servicer’s knowledge, damage to such 2007-B Equipment beyond repair, (ii) requisition of such 2007-B Equipment by any Governmental Authority, (iii) to the Servicer’s knowledge, the total loss or destruction of such 2007-B Equipment or (iv) it becomes not roadworthy and such condition is not remedied within 90 days.

“Casualty Payment” means any payment under a 2007-B Contract in connection with a Casualty Loss that terminates all or a portion of the User’s obligation to make subsequent Contract Payments pursuant to the terms thereof.

“Closing Date” means October 22, 2007.

“Collection Account” shall have the meaning set forth in the Indenture.

“Collections” means, with respect to any Collection Period, the sum of (i) all amounts received by, or on behalf of, ICF, the Servicer or the Trust attributable to the 2007-B Equipment, any related 2007-B Contracts and any other Related Assets for such Collection Period, including, without limitation, Contract Payments, Residual Proceeds, Servicer Advances, Casualty Payments, Liquidation Proceeds, Equipment Insurance Proceeds and Prepayment Amounts, but excluding any Excluded Amounts, and (ii) all payments received by ICF on any Interest Rate Hedge Agreement and Qualified Currency Hedges then maintained by ICF with respect to the 2007-B Assets.

“Collection Period” means, with respect to any Payment Date, the period from the first day of the calendar month immediately preceding the month in which such Payment Date occurs through the last day of such immediately preceding calendar month.

“Contract” means, to the extent related to any Equipment, a lease agreement and each lease schedule or supplement (including any master lease insofar as the same relates to any such schedule or supplement).

“Contract Payment”: With respect to any 2007-B Contract and any Collection Period: (i) if such 2007-B Contract is then the subject of a Qualified Currency Hedge, the amount of Dollars to be received by the Issuer in respect of such 2007-B Contract in such Collection Period pursuant to such Qualified Currency Hedge and (ii) if such 2007-B Contract is not then subject to a Qualified Currency Hedge, the minimum monthly or other periodic contractual payment to be made by the related User for the use of the related Equipment in accordance with the terms of such 2007-B Contract.

“Currency Hedge Counterparty” means in the singular, any one of, and in the plural, all of the Eligible Currency Hedge Counterparties, their successors and assigns which have entered into a Qualified Currency Hedge.

“Custodian” shall initially mean Interpool, Inc. and subsequently any successor thereto pursuant to Section 3.12 hereof.

“Custodian Certification” means the written certification delivered by the Custodian pursuant to Section 3.18(b) of this Supplement.

“Custody Officer” means any officer or authorized employee of the Custodian involved in, or responsible for, the custody of the 2007-B Contracts whose name and specimen signature, appear on the list of Custody Officers attached as Exhibit E hereto, as such list from time to time may be amended by the Custodian.

“Cut-off Date” means, with respect to each Transfer Date, as the case may be, the last day of the calendar month immediately preceding such Transfer Date.

“Defaulted Contract” means a Contract as to which any of the following is true: (i) the Servicer has reasonably determined, in its sole discretion and in accordance with the Servicing Standard that the remaining Contract Payments with respect to such Contract are fully or partially uncollectible, or (ii) any Contract Payment (or portion thereof) payable under such Contract is more than 120 days outstanding from the invoice date.

“Dollars” or “$” means the lawful currency of the United States of America.

“Eligible Account” shall have the meaning set forth in the Indenture.

“Eligible Currency Hedge Counterparty” shall have the meaning set forth in the Indenture.

“Equipment” shall mean each Chassis, Refrigeration Generator and/or Domestic Container sold by a Seller to the Trust from time to time, together with all substitutions, repairs, replacements, non-severable appliances, instruments, accessories, furnishings, other equipment, additional parts and improvements from time to time constituting a part thereof and all accessions thereto.

“Equipment Insurance Policy” means, with respect to any item of 2007-B Equipment, an insurance policy covering physical damage to the related Equipment or covering any liabilities arising from the related Equipment or use thereof.

“Equipment Insurance Proceeds” means proceeds paid by any 2007-B Equipment insurer pursuant to any Equipment Insurance Policy covering an item of 2007-B Equipment or the related 2007-B Contract, net of the reasonable costs of collecting such proceeds (which shall exclude salaries, benefits, overtime wages, and other “overhead” costs and expense of the Servicer) which are not otherwise reimbursed; provided, however, that with respect to Equipment Insurance Proceeds related to liability insurance, such Equipment Insurance Proceeds shall be treated as Excluded Amounts for purposes of the Relevant Documents to the extent such amounts are not payable to the Indenture Trustee on behalf of the Noteholders and the Registered Pledgee.

“Exception” means, with respect to any Lease File, (i) the failure of a document to correspond to the information on the Acquisition Schedule or (ii) the absence of a document listed in the definition of Lease File from such Lease File, in each case as so identified in the related Exception Report.

“Exception Report” means, with respect to any Lease File, a report delivered by the Custodian setting forth any Exceptions relating to such Lease File.

“Excluded Amounts” shall have the meaning set forth in the Indenture.

“Financing Documents” means the Indenture and the other Relevant Documents.

“Holding Account” shall have the meaning set forth in the Indenture.

“ICF” has the meaning set forth in the Preamble.

“Indenture” means the Indenture, dated as of October 22, 2007, among ICF, as issuer, the Servicer, the Custodian, the Indenture Trustee and Citibank, N.A., as the administrative agent, as it may be supplemented, amended and otherwise modified from time to time in accordance with its terms.

“Indenture Trustee” means U.S. Bank National Association, not in its individual capacity, but solely as indenture trustee under the Indenture.

“Initial Beneficiary” has the meaning set forth in the Preamble.

“Interest Rate Hedge Agreement” shall have the meaning set forth in the Indenture.

“Liquidation Expenses” means, with respect to any Defaulted Contract, expenses incurred by the Servicer on behalf of the Noteholders, including fees and expenses of counsel to the Servicer, in connection with the repossession, shipping, refurbishing and disposition of the

Equipment and other out-of-pocket costs related to the liquidation of such 2007-B Equipment and the related Defaulted Contract.

“Liquidation Proceeds” means, with respect to any Defaulted Contract, any of the proceeds from the sale or other disposition of the related 2007-B Equipment, the proceeds of the related Equipment Insurance Policy and monies payable under the Physical Damage Equipment Insurance Policy and any other Recoveries with respect to such Defaulted Contract and the related 2007-B Equipment, net of Liquidation Expenses and amounts so received that are required to be refunded to the User on such 2007-B Contract.

“Lockbox Agreement” shall have the meaning set forth in the Indenture.

“Lockbox Intercreditor Agreement” shall have the meaning set forth in the Indenture.

“Master List” shall mean a written list of all 2007-B Contracts and all 2007-B Equipment included in the 2007-B SUBI Assets, as such list may be updated from time to time in accordance with the terms hereof.

“Master Lockbox Account” shall have the meaning set forth in the Indenture.

“Net Liquidation Proceeds” means with respect to any Defaulted Contract, Liquidation Proceeds less Liquidation Expenses of such Defaulted Contract.

“Noteholder” shall have the meaning set forth in the Indenture.

“Payment Date” shall have the meaning set forth in the Indenture.

“Qualified Currency Hedge” means, with respect to the 2007-B Contracts, a currency hedge agreement between ICF and a Currency Hedge Counterparty named therein, including any schedules and confirmations prepared and delivered in connection therewith (x) pursuant to which (i) ICF will receive payments denominated in Dollars, (ii) recourse to ICF is limited to Available Funds for such purpose and (iii) is a currency hedge that may cash settle and (y) which satisfies the criteria set forth in Section 6.34 of the Indenture.

“Recoveries” shall have the meaning set forth in the Indenture.

“Registered Pledgee” means, until such time as the Indenture shall have terminated and the indebtedness thereunder has been paid in full, the Indenture Trustee under the Indenture with respect to the 2007-B SUBI Certificate.

“Related Assets” shall have the meaning set forth in Section 2.01 of the related Transfer Agreement.

“Relevant Documents” shall have the meaning set forth in the Indenture.

“Residual Proceeds” means, with respect to any item of 2007-B Equipment, the net proceeds from the sale or other disposition of such item of 2007-B Equipment, including, without limitation, any proceeds from a repurchase of 2007-B Equipment or balloon payment for 2007-B Equipment whether by the Seller, the Servicer, a User or any other Person pursuant to the terms and conditions of the Relevant Documents (as the case may be) and the related 2007-B Contract.

“Servicer Advance” means any advance of funds by the Servicer in accordance with the Servicing Agreement.

“Servicer Report” has the meaning set forth in the Indenture.

“Servicing Agreement” has the meaning set forth in the Indenture.

“Split Contract” shall mean a Contract, (i) a portion of which relates to Equipment which has been transferred to the Trust and (ii) a portion of which relates to Equipment which has not been transferred to the Trust, including any Contract, a portion of which relates to Equipment which has been allocated to the 2007-B SUBI and a portion of which relates to Equipment which has been transferred to the Trust but has not been allocated to the 2007-B SUBI; provided, however, that a master lease which consists of multiple contract or equipment schedules shall not constitute a “Split Contract” to the extent that each associated schedule relates to equipment which has been transferred to the Trust in its entirety or has not been transferred to the Trust at all.

“SUBI Account” has the meaning set forth in Section 4.01(a) hereof.

“SUBI Control Party” means (a) the Registered Pledgee(s) (if any) of the 2007-B SUBI Certificate or (b) if there is no Registered Pledge for the 2007-B SUBI Certificate, then the Holder(s) of the 2007-B SUBI Certificate, acting jointly if more than one Person, shall be such a Holder.

“SUBI Trustee” means the SUBI Trustee appointed pursuant to Section 2.06 hereof, together with its successors and permitted assigns; initially, U.S. Bank Trust National Association.

“Substitute Asset” means any 2007-B Equipment, any 2007-B Contract subject thereto and any other Related Assets transferred to the Trust in exchange for an item of 2007-B Equipment, any 2007-B Contract subject thereto and the other Related Assets pursuant to Section 4.2(b) of the Trust Agreement and Section 3.04 of the related Transfer Agreement.

“Substitute Asset Transfer Form” means an agreement for the transfer of Additional Assets in the form required by the related Transfer Agreement.

“Substitute Equipment” means 2007-B Equipment that is transferred to the Trust in substitution for any one or more items of 2007-B Equipment, pursuant to the related Transfer Agreement.

“2002-A SUBI Holder” shall have the meaning set forth in the 2002-A Supplement.

“2002-A SUBI Portfolio” shall have the meaning set forth in the 2002-A Supplement.

“2002-A Supplement” shall mean that certain SUBI Supplement 2002-A to the Trust Agreement, dated as of March 1, 2002, by and among the Settlor, the Initial Beneficiary, the Trustee and the custodian identified therein, as such supplement may be amended, modified or otherwise supplemented from time to time.

“2002-B SUBI Holder” shall have the meaning set forth in the 2002-B Supplement.

“2002-B SUBI Portfolio” shall have the meaning set forth in the 2002-B Supplement.

“2002-B Supplement” shall mean that certain 2002-B SUBI Supplement to the Trust Agreement, dated as of September 1, 2002, by and among the Settlor, the Initial Beneficiary, the Trustee and the custodian identified therein, as such supplement may be amended, modified or otherwise supplemented from time to time.

“2002-C SUBI Holder” shall have the meaning set forth in the 2002-C Supplement.

“2002-C SUBI Portfolio” shall have the meaning set forth in the 2002-C Supplement.

“2002-C Supplement” shall mean that certain 2002-C SUBI Supplement to the Trust Agreement, dated as of September 1, 2002, by and among the Settlor, the Initial Beneficiary, the Trustee and the custodian identified therein, as such supplement may be amended, modified or otherwise supplemented from time to time.

“2007-B Contracts” has the meaning set forth in Section 2.01(a) hereof.

“2007-B Equipment” has the meaning set forth in Section 2.01(a) hereof.

“2007-B SUBI” has the meaning set forth in Section 2.01 hereto.

“2007-B SUBI Asset” has the meaning set forth in Section 2.01(a) hereof.

“2007-B SUBI Holder” shall mean the Person which is identified in the Certificate Register as the owner of a 2007-B SUBI Certificate.

“2007-B SUBI Portfolio” has the meaning set forth in Section 2.01 hereto.

“2007-B SUBI Certificate” has the meaning set forth in Section 2.01 hereto.

“Transfer Agreements” has the meaning set forth in the Indenture.

“Transfer Date” means, with respect to each item of 2007-B Equipment and any related 2007-B Contract, the date on which each such item of 2007-B Equipment and the related 2007-B Contract is allocated to the 2007-B Portfolio.

“Transferred Assets” means each item of 2007-B Equipment, any related 2007-B Contract and the Related Assets, together with any Substitute Assets and any Additional Assets that may be allocated to the 2007-B Portfolio.

“Transferred Assets Representations and Warranties” means the representations and warranties relating to the Transferred Assets set forth in the related Transfer Agreement related to such Transferred Assets.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of March 1, 2002, among Settlor, the Initial Beneficiary, the UTI Trustee and the Delaware Trustee, as such agreement may be further amended, supplemented or otherwise modified from time to time.

“Trustee” shall mean, individually or collectively, as the context may require, the UTI Trustee, the Delaware Trustee and the SUBI Trustee.

Section  1.02. Rights in Respect of 2007-B SUBI. Each 2007-B SUBI Holder, the Servicer, each Registered Pledgee of a 2007-B SUBI Certificate and each SUBI Control Party is a third-party beneficiary of the Trust Agreement and this Supplement, insofar as they apply to the 2007-B SUBI and the Holder(s) of 2007-B SUBI Certificate. In addition to such other rights as may be available under this Supplement and Applicable Law, each 2007-B SUBI Holder, each Registered Pledgee, the Servicer and each SUBI Control Party shall have the right to enforce this Supplement with respect to the obligations of the Custodian in its capacity as agent and bailee for the Registered Pledgee and the Holder(s).

ARTICLE  II

CREATION OF 2007-B SUBI

Section 2.01. Initial Creation of 2007-B SUBI Portfolio and 2007-B SUBI. (a) Pursuant to Section 4.2(a) of the Trust Agreement, ICF, as UTI Holder and Initial Beneficiary, hereby directs the Delaware Trustee to execute and deliver, on behalf of the Trust, the Fourth Amended and Restated Transfer Agreement, dated as of October 22, 2007, between Interpool, Inc. and the Trust, and the Third Amended and Restated Transfer Agreement, dated as of October 22, 2007, between Trac Lease, Inc. and the Trust, to establish a separate series of Trust and to identify and allocate, or cause to be identified and allocated, on the books and records of the Trust (to be held by the Trust as agent and nominee of the 2007-B SUBI Holder) a separate portfolio of SUBI Assets (the “2007-B SUBI Portfolio”) consisting of the Trust Assets identified on the attached Exhibit A, and to create a new SUBI representing the beneficial ownership interest in the 2007-B SUBI Portfolio. ICF, as UTI Holder and Initial Beneficiary and as 2002-A SUBI Holder, 2002-B SUBI Holder and 2002-C SUBI Holder, hereby directs the Delaware Trustee to allocate from the 2002-A Portfolio, the 2002-B Portfolio and the 2002-C Portfolio to the 2007-B SUBI Portfolio and to hold and account for in trust independently (in accordance with the provisions of Section 4.2(a) of the Trust Agreement) from all other Trust Assets, the following: (i) the Equipment described in Exhibit A attached hereto and any Additional Equipment or Substitute Equipment allocated to the 2007-B SUBI Portfolio from time to time (collectively, the “2007-B

Equipment”), (ii) the Contracts to which an item of 2007-B Equipment is subject, as more particularly described on Exhibit A hereto, together with any additional Contracts or substitute Contracts allocated to the 2007-B SUBI Portfolio from time to time (collectively, the “2007-B Contracts”), (iii) the associated Related Assets, (iv) other related Trust Assets owned or acquired by the Trust on the date hereof and from time to time thereafter allocated to the 2007-B SUBI Portfolio in accordance with the terms of the Trust Agreement, including all substitutions, repairs and replacements of any of the foregoing and (v) all income, payments and proceeds of any of the foregoing into cash or other property (each a “2007-B SUBI Asset”). The Delaware Trustee hereby identifies and allocates as SUBI Assets the 2007-B SUBI Assets (to be held by the Trust as agent and nominee of the 2007-B SUBI Holder) as belonging to the 2007-B SUBI Portfolio. The Initial Beneficiary and the UTI Holder hereby direct the Delaware Trustee to issue a new special unit of beneficial interest evidencing the undivided beneficial ownership interest in the 2007-B SUBI Portfolio (such interest the “2007-B SUBI”) and to evidence such beneficial interest by issuing a certificate in the form attached hereto as Exhibit B (the “2007-B SUBI Certificate”). The 2007-B SUBI Certificate shall represent a special unit of beneficial interest solely in the 2007-B SUBI Portfolio and the 2007-B SUBI Assets. Pursuant to Sections 3806(b)(2) and 3804 of the Statutory Trust Statute, the 2007-B SUBI shall constitute a separate series of the Trust.

(b) The Initial Beneficiary and the UTI Holder each hereby acknowledges that, after the allocation of the 2007-B SUBI Assets, it will have no further interest in such equipment (except as it may acquire pursuant to the express terms of this Supplement, the Trust Agreement or the other Relevant Documents) or in any other SUBI Assets not allocated to the 2007-B SUBI hereunder (“Other SUBI Assets”) and such other SUBI Assets will remain allocated to their respective SUBI Portfolios. The 2002-A SUBI Holder, 2002-B SUBI Holder and 2002-C SUBI Holder each hereby acknowledges that, after the allocation of the 2007-B SUBI Assets, it will have no further interest in the 2007-B SUBI Assets allocated from the 2002-A Portfolio, 2002-B Portfolio and 2002-C Portfolio (as applicable), that the 2002-A SUBI, the 2002-B SUBI and the 2002-C SUBI shall be terminated, and that the 2002-A Certificate, the 2002-B Certificate and the 2002-C Certificate shall be cancelled.

Section 2.02. Subsequent Additions to 2007-B SUBI Portfolio. (a) The Initial Beneficiary hereby directs the Delaware Trustee, from time to time to (i) identify on the books and records of the Trust those items of Equipment, Contracts and other related Trust Assets acquired on behalf of the Trust for allocation to the 2007-B SUBI Portfolio after the date hereof, and (ii) allocate such Transferred Assets to the 2007-B SUBI Portfolio. Such Equipment, related Contracts and other associated Trust Assets shall be allocated to the 2007-B SUBI Portfolio effective as of the related Cut-off Date and shall thereafter constitute 2007-B SUBI Assets, and shall be allocated to the 2007-B SUBI in accordance with Section 2.01(a) hereof. Concurrent with such allocation each of the Trustees shall receive a revised schedule of 2007-B Equipment and 2007-B Contracts from the Servicer (such schedule in the form of the Master List) which reflects the allocation thereof to the 2007-B SUBI Portfolio and such other changes in the 2007-B Equipment and other 2007-B SUBI Assets as shall have occurred subsequent to preparation of the immediately preceding version of such schedule.

Section 2.03. Issuance and Form of 2007-B SUBI Certificate. (a) The 2007-B SUBI shall initially be represented by one 2007-B SUBI Certificate, representing the entire exclusive beneficial ownership interest in the 2007-B SUBI and the 2007-B SUBI Portfolio, as further set forth herein. The 2007-B SUBI Certificate shall be substantially in the form of Exhibit B attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required by this Supplement and the related Financing Documents and may have such letters, numbers or other marks of identification and such legends and endorsements placed thereon as may, consistently herewith and with the Trust Agreement, be directed by the Initial Beneficiary. Any portion of the 2007-B SUBI Certificate may be set forth on the reverse thereof, in which case the following reference to the portion of the text on the reverse shall be inserted on the face thereof, in relative proximity to and prior to the signature of the Trustee executing such certificate:

“Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which provisions shall for all purposes have the same effect as if set forth at this place.”

The 2007-B SUBI Certificate shall be printed, lithographed, typewritten, mimeographed, photocopied or otherwise produced or may be produced in any other manner as may, consistently herewith and with the Trust Agreement, be determined by the Initial Beneficiary.

(b) As required by Section 4.2(c) and (f) of the Trust Agreement, the 2007-B SUBI Certificate shall contain a non petition covenant substantially in the form contained therein and an express written waiver of any claim by any holder thereof to any proceeds or assets of the Trust and to all of the Trust Assets other than those from time to time included within the 2007-B SUBI Assets, and those proceeds or assets derived from or earned by such 2007-B SUBI Assets.

Section 2.04. Filings. The Initial Beneficiary and the Trustee (upon receipt of written instructions) will undertake all future actions and activities as may be deemed reasonably necessary by the Holder of the 2007-B SUBI Certificate, any SUBI Control Party and any Registered Pledgee thereof, to perfect (or evidence) and confirm the foregoing allocations of Trust Assets to the 2007-B SUBI Assets, including, without limitation, filing or causing to be filed UCC financing statements and executing and delivering all related filings, documents or writings as may be deemed reasonably necessary by such Holder, any SUBI Control Party or Registered Pledgee; provided, however, that in no event will the Trustee be required to take any action to perfect any security interest that may be held by any Holder of a 2007-B SUBI Certificate in any 2007-B Asset. The Initial Beneficiary, on behalf of itself and all future Holders of the 2007-B SUBI Certificate, hereby irrevocably makes and appoints each of the SUBI Trustee and the Servicer, and any of their respective officers, employees or agents, as the true and lawful attorney-in-fact of itself and such Holders (which appointment is coupled with an interest and is irrevocable) with power to sign on behalf of itself and such Holders any financing statements, continuation statements, security agreements, mortgages, assignments, affidavits, letters of authority, notices or similar documents necessary or appropriate to be executed or filed pursuant to this Section.

Section 2.05. Termination of 2007-B SUBI. Should all of the interest in the 2007-B SUBI be transferred (but only with the prior consent of the SUBI Control Party and the Registered Pledgee of the 2007-B SUBI Certificate) to the UTI Holder or to another SUBI Portfolio, whether by sale or otherwise, then upon the direction of the UTI Holder, the 2007-B SUBI shall be terminated, the 2007-B SUBI Certificate shall be returned to the Delaware Trustee and cancelled thereby, and the Trustee shall reallocate all 2007-B Equipment, 2007-B Contracts and related 2007-B SUBI Assets to the UTI Portfolio.

Section 2.06. Appointment and Acceptance by SUBI Trustee. The 2007-B SUBI Holder hereby appoints U.S. Bank Trust National Association as the SUBI Trustee. Pursuant to Section 6.1(c) of the Trust Agreement, the SUBI Trustee hereby accepts its appointment as SUBI Trustee with respect to the 2007-B SUBI hereunder and agrees to act as trustee of the Trust for the benefit of the holder or holders of each 2007-B SUBI Certificate in accordance with the terms of this Supplement and the Trust Agreement. The SUBI Trustee hereby represents that it is qualified to serve as SUBI Trustee in accordance with the requirements of Section 6.2 of the Trust Agreement. The parties hereto expressly agree that the SUBI Trustee shall be entitled to all indemnities, protections and rights afforded to a Trustee under the Trust Agreement.

Except to execute and deliver the Relevant Documents to which it is a party and exercise and carry out or cause to be exercised or carried out the rights, duties and obligations of the SUBI Trustee hereunder and thereunder, the SUBI Trustee shall have no power, right, duty or authority to manage, control, possess, sell, lease, dispose of or in any manner deal in or with the 2007-B SUBI Certificate, the 2007-B SUBI Portfolio or any 2007-B SUBI Assets or any part thereof or interest therein at anytime conveyed to or vested in or registered or otherwise standing in the name of the SUBI Trustee or the Trust. Notwithstanding anything to in this Supplement to the contrary, the SUBI Trustee shall not be authorized and shall have no power to “vary the investment” of the holder of the SUBI Certificate within the meaning of Treasury Regulation 301.7701-4(c)(1).

Section 2.07. Release and/or Delivery of Title to the Equipment. The Holders of the 2007-B SUBI Certificate, with the consent of the SUBI Control Party, may request in writing, and upon such request the Custodian shall, either (1) release for re-titling such Certificates of Title that relate to items of the 2007-B Equipment set forth in such written request and/or (2) deliver the Certificates of Title for such items of the 2007-B Equipment set forth in such written request to the Holder of the 2007-B SUBI Certificate or its designee and in each case, such re-titled or delivered assets shall no longer constitute Trust Assets. In any event, it shall not be necessary for the Rating Agency Condition (if any) to be satisfied as contemplated by Section 4.6 of the Trust Agreement so long as all requirements set forth in each Relevant Document relating to such re-titling or delivery shall have been satisfied. Upon the request for re-titling or delivery pursuant to this Section 2.07, the Custodian shall provide written notice to the Servicer, which shall include a list of the 2007-B Equipment to be retitled or delivered.

Section 2.08. Reallocation of SUBI Assets. (a) From time to time, the SUBI Holder shall direct the Delaware Trustee, by delivery of a Request for Reallocation of SUBI Assets (a “Release”) in substantially the form annexed hereto as Exhibit F, executed by the 2007-B SUBI Holder, and acknowledged and consented to by the SUBI Control Party (which signatures shall, in accordance with Section 7.02(d) of the Indenture, provide evidence of the release of the Reallocated Assets (as defined below) from the lien of the Indenture), to allocate from the 2007-B SUBI Portfolio to the UTI Portfolio or another SUBI Portfolio, as the case may be, the Equipment set forth on such Release (collectively, the “Reallocated Equipment”) and all associated Related Assets (collectively, the “Reallocated Assets”). Upon delivery of such Release, the Delaware Trustee shall identify and allocate as UTI Assets or SUBI Assets (as the case may be) the Reallocated Assets (to be held by the Trust as agent and nominee of the UTI Holder or related SUBI holder), with each such Reallocated Asset to be identified on the books and accounts of the Trust as belonging to the UTI Portfolio or the specified SUBI Portfolio (as the case may be), and the Delaware Trustee shall incur no liability for reallocating such Reallocated Assets in accordance with this Section.

(b) The 2007-B SUBI Holder hereby acknowledges that, after the allocation of the Reallocated Assets pursuant to a Release, it shall have no further interest in such Reallocated Assets (except as it may acquire pursuant to the express terms of this Supplement or the Trust Agreement).

The 2007-B SUBI Holder hereby acknowledges and agrees that it shall not use selection procedures that identify any Reallocated Equipment and any other Reallocated Assets as being more or less desirable or valuable than other comparable equipment and leases owned by the Trust (except that the 2007-B SUBI Holder may select such items of Equipment and the Related Assets that are in excess of the Concentration Limits (as defined in the Indenture) or the User Concentration Limits (as defined in the Indenture)).

ARTICLE III

CUSTODIAN; CONTRACT FILES

Section 3.01. Custodian to Act as Agent; Acceptance of Lease Files. (a) The SUBI Trustee, at the direction of the SUBI Holder, hereby appoints Interpool, Inc. as initial Custodian of the Lease Files. The Custodian hereby acknowledges that the Lease File relating to a 2007-B Contract and the related 2007-B Equipment and now or hereafter deposited with the Custodian (and not reconveyed or released in accordance with Sections 3.04 and 3.05, respectively, of this Supplement) will be held by the Custodian as the duly appointed agent and bailee of the Trust for the exclusive use and benefit of the SUBI Trustee, and the Holders of the 2007-B SUBI Certificate and any Registered Pledgee of a 2007-B SUBI Certificate. In performing its obligations hereunder, the Custodian shall exercise the same degree of diligence, prudence, skill and care with which it would for lease files held for its own account and, in any event, in a manner consistent with the customary and usual practices of other custodians of comparable lease files.

(b) Pursuant to the Indenture, the Indenture Trustee (with the consent of each holder of a related Note) has appointed the Custodian as its agent and bailee to maintain custody and possession of each original executed 2007-B Contract that constitutes “chattel paper” under the Uniform Commercial Code. Except as otherwise expressly provided in this Supplement, the Custodian agrees that (a) prior to receipt of written notice by the Indenture Trustee of the expiration or termination of the Indenture it shall act only in accordance with the written instructions of the Indenture Trustee, in respect of any transfer of possession or other action relating to any such original 2007-B Contract, and (b) after the Indenture has expired or been terminated and the indebtedness thereunder and obligations secured thereby has been paid and performed in full, it shall act only in accordance with the written instructions of the Holder or the Holders of the 2007-B SUBI Certificate. Notwithstanding anything contained in this Section 3.01(b) to the contrary, to the extent that any 2007-B Contract is a Split Contract, the Custodian shall only deliver a true and correct copy of such Split Contract (expressly noting thereon that such Split Contract is a “copy”), unless it receives joint written instructions from the applicable party under this Section 3.01(b), from the UTI Holder (with respect to the UTI), as provided in the related Supplement (with respect to any SUBI) (and any other “secured party” with respect to such Split Contract (to the extent that a portion of such Split Contract has not been transferred to the Trust) (in each case, only to the extent such Person has an interest in such Split Contract) permitting delivery of the sole original of such Split Contract.

Section 3.02. Review of Lease Files. (a) Pursuant to Section 3.18(b) of this Supplement, the Custodian shall deliver to the Indenture Trustee, the 2007-B SUBI Holder and each SUBI Control Party a Custodian Certification in the form attached hereto as Exhibit C, signed by a Custody Officer, evidencing receipt of a Lease File for each 2007-B Contract listed on the related Acquisition Schedule, which contains each of the documents required to be included in such Lease File as specified below, except as specified on a schedule of exceptions attached thereto.

(b) It is understood that before making the Custodian Certification, the Custodian shall examine the documents in each Lease File to confirm that:

(i) each 2007-B Contract is either (A) a fully executed original lease and bears signatures purporting to be that of the Person or Persons named as the lessee and original lessor, or (B) a true and complete copy of a fully executed original lease (each such photocopy to be certified as a true and complete of a fully executed original lease), and that copies of all instruments of assignment are contained therein;

(ii) either (1) each Lease File contains a Certificate of Title reflecting Interpool Titling Trust, as owner, with no lienholders noted thereon, or a copy of an application therefor in proper form for submission to the Registrar of Titles or other appropriate public authority in the jurisdiction in which the related 2007-B Equipment is titled, exists for each item of 2007-B Equipment (to the extent such item of Equipment is a titled vehicle) or (2) an application (which satisfies the criteria set forth in clause (1) hereto) has been delivered to the Registrar of Titles or other appropriate public authority in each applicable jurisdiction;

(iii) subject to the provisions of Section 6.08 of the Servicing Agreement, evidence or verification of an insurance policy for each item 2007-B Equipment and the related 2007-B Contract and that the term of such policy has not expired;

(iv) such documents contained in (i), (ii) and (iii) have not been mutilated, damaged, torn or otherwise physically altered and relate to such 2007-B Equipment;

(v) the Custodian is not holding any other original lease for any 2007-B Contracts;

(vi) each 2007-B Contract is, (1) stamped in ink “sole original” or (2) certified as a true and complete copy of the originally executed lease; and

(vii) there is no stamp or any other evidence of a lien or other security interest on any 2007-B Contract in favor of any other Person other than (1) the Indenture Trustee, (2) the following legend “THIS LEASE IS SUBJECT TO ONE OR MORE OWNERSHIP INTERESTS AND SECURITY INTERESTS IN FAVOR OF SECURED PARTIES TO THE EXTENT THIS LEASE RELATES TO AND COVERS EQUIPMENT AND INVENTORY WHICH IS ALSO SUBJECT TO ONE OR MORE SECURITY INTERESTS IN FAVOR OF SUCH SECURED PARTIES” and (3) a legend indicating that one or more other financial institutions have a security interest in such contract; provided, however, in the case of clause (3) that ICF shall have provided to the Administrative Agent UCC terminations, payoff letters or such other evidence of release or inapplicability that shall be reasonably satisfactory to the Administrative Agent.

(c) Promptly after receipt of each originally executed counterpart of each 2007-B Contract, the Custodian shall verify that such 2007-B Contract (1) has been executed and (2) has been stamped in accordance with Section 3.01(p) of the Servicing Agreement (and, if not so stamped, shall affix such stamp or legend as is required by Section 3.01(p) of the Servicing Agreement).

(d) On the Closing Date and no later than the 15th day of each third month occurring thereafter, the Custodian shall deliver to the Indenture Trustee, the 2007-B SUBI Holder and each SUBI Control Party a certification signed by a Custody Officer stating that the Custodian maintains possession of a Lease File for each 2007-B Contract and that each such Lease File contains each of the documents required to be included in such Lease File, except as specified on the schedule of exceptions attached thereto.

Section  3.03. Notification of Defects. Upon discovery by the Custodian of a defect with respect to a Lease File, the Custodian shall give prompt written notice specifying such defect to the SUBI Trustee, the 2007-B SUBI Holder and each SUBI Control Party. Upon discovery by the Custodian that a purportedly executed original counterpart of a 2007-B Contract is not executed and/or marked to indicate that it is the original executed counterpart that constitutes “chattel paper” under the Uniform Commercial Code, the Custodian shall give prompt written notice to each SUBI Control Party, the 2007-B SUBI Holder and each Registered Pledgee and shall act in accordance with the written instructions of the SUBI Control Party.

Section 3.04. Reconveyance of 2007-B Contracts and Certificates of Title. The Custodian shall, at the written direction of the related Seller, and with the written consent of the SUBI Control Party and the SUBI Trustee, convey to such Seller or its designee any Lease File and related 2007-B Contracts and other 2007-B SUBI Assets at the times and under the circumstances set forth in the “repurchase obligation” provisions of the related Transfer Agreement. The Custodian shall incur no liability in conveying Lease Files and 2007-B SUBI Assets in accordance with this Section 3.04.

Section 3.05. Release of Lease Files Upon Payment or For Servicing; Acknowledgment of Redelivery. (a) Upon the occurrence of (1) any payment of all amounts owing under the Indenture with respect thereto (including, without limitation, upon the exercise of a purchase option under a Finance Lease or the sale of Equipment in connection with remarketing or as otherwise permitted by the Relevant Documents), which payment shall be evidenced by the delivery to the Custodian of the 2007-B SUBI Holder’s Request for Release of Documents and Receipt in substantially the form annexed hereto as Exhibit D, acknowledged by the SUBI Control Party, or (2) a request of the 2007-B SUBI Holder pursuant to, and in full satisfaction of, Section 2.07 hereto, the Custodian shall promptly release the Certificates of Title and the Lease Files for all or the respective portion of the 2007-B SUBI Assets subject to this Section 3.05(a) to the Servicer or its designee and the Custodian shall incur no liability in releasing the Lease Files in accordance with this Section 3.05(a).

(b) Unless the Custodian has received written notice from any SUBI Control Party prohibiting such action, upon receipt of a 2007-B SUBI Holder’s Request for Release of Documents and Receipt, substantially in the form of Exhibit D attached hereto, the Custodian is authorized to release to the Servicer or its designee the related Lease Files set forth in such 2007-B SUBI Holder’s Request for Release of Documents and Receipt; provided, however, at no time shall the Custodian release or have released more than 25 Lease Files, excluding, however, Lease Files that have been returned to the Custodian and Lease Files that have been permanently released for one of the reasons set forth in items 1, 3, 4, 5, 6 or 7 of Exhibit D hereto.

Section 3.06. Examination of Lease Files. Upon reasonable prior notice to the Custodian, which shall not be less than one Business Day’s notice, the Registered Pledgee or Holder of the 2007-B SUBI Certificate, the SUBI Trustee and each SUBI Control Party and its respective agents, accountants, attorneys and auditors will be permitted during normal business hours to examine the Lease Files and any other documents, records and other papers in the possession of or under the control of the Custodian relating to any or all of the 2007-B SUBI Assets and Certificates of Title held for the benefit of such party at the expense of the examining party.

Section 3.07. Periodic Statements; Delivery of Information to Initial Beneficiary. (a) Upon the request of any Trustee, any SUBI Control Party or the Registered Pledgee or Holder of the 2007-B SUBI Certificate, the Custodian shall, within two Business Days of such request, provide to such Trustee, Registered Pledgee, Holder and each SUBI Control Party a list of all the 2007-B Contracts and Certificates of Title for which the Custodian holds a Lease File pursuant to this Supplement.

(b) The SUBI Trustee, within one Business Day of receipt, shall forward all notices it has received with respect to any of the 2007-B SUBI Assets to each SUBI Control Party, the Registered Pledgee and the Holder of the 2007-B SUBI Certificate.

Section 3.08. Copies of Documents in the Lease Files. Upon reasonable prior notice to the Custodian, the Registered Pledgee of the 2007-B SUBI Certificate, the 2007-B SUBI Holder or any SUBI Control Party may request, and the Custodian shall promptly provide to such requesting party, at the cost and expense of such requesting party, copies of any 2007-B Contract, Certificate of Title and of any other documents in the Lease Files.

Section 3.09. Safekeeping. The Custodian shall hold the 2007-B Contracts, the Certificates of Title and the Lease Files, including any amendment, replacement or supplement thereto, in an industry standard fire-resistant location as bailee on behalf of the Registered Pledgee of the 2007-B SUBI Certificate, each SUBI Control Party and the 2007-B SUBI Holder. The Custodian shall identify on its books and records the respective interests of such Holder and any Registered Pledgee’s and each SUBI Control Party’s interest in the Lease Files. The Custodian shall conduct, or cause to be conducted, periodic physical inspections of the 2007-B Contracts, the Certificates of Title and the Lease Files held by it under this Supplement, and of the related accounts, records and computer systems, in such a manner as shall enable the Custodian to verify the accuracy of its inventory and record keeping with respect to the 2007-B Contracts, the Certificates of Title and the Lease Files, all in accordance with industry standard internal audit procedures in effect from time to time, provided, that the Custodian shall have no obligation to perform such verification in the absence of written direction from the SUBI Control Party and/or the 2007-B SUBI Holder. The Custodian shall promptly notify the Registered Pledgee, the 2007-B SUBI Holder, the SUBI Control Party and the SUBI Trustee of any material breach of its obligations hereunder of which the Custodian has actual knowledge and shall promptly take appropriate action to remedy any such failure.

Section 3.10. Custodian as Bailee and Agent of the Trust. With respect to each 2007-B SUBI Asset delivered to the Custodian, the Custodian hereby agrees to act as the agent and bailee of the Trust, the Registered Pledgee, the SUBI Control Party and the 2007-B SUBI Holder (and, with respect to any Split Contract, from the applicable party under this Section 3.01(b), from the UTI Holder (with respect to the UTI), as provided in the related Supplement (with respect to any SUBI) and any other “secured party” with respect to such Split Contract (to the extent that a portion of such Split Contract has not been transferred to the Trust) (in each case, only to the extent such Person has an interest in such Split Contract)), and to hold such documents, in trust, on behalf of the Trust, the Registered Pledgee, the SUBI Control Party and the 2007-B SUBI Holder for the exclusive use and benefit of the Registered Pledgee, the SUBI Trustee, the SUBI Control Party and the 2007-B SUBI Holder and undertakes to perform such duties and only such duties as are specifically set forth in this Supplement. The Custodian may not delegate any of its duties hereunder without the prior written consent of the SUBI Trustee, the 2007-B SUBI Holder and the SUBI Control Party, which consent shall not be unreasonably withheld; provided, however, that the Custodian may delegate its duties as custodian hereunder to U.S. Bank National Association (or any of its affiliates or any successor thereto). Except pursuant to this Supplement upon the written instructions of the SUBI Trustee, with the consent of the SUBI Control Party (or, if there is no SUBI Control Party, the 2007-B SUBI Holder), no 2007-B SUBI Asset shall be released from the possession of the Custodian.

Section 3.11. Custodian’s Fees and Expenses. The Custodian shall receive compensation from the Servicer for the services rendered by it hereunder and will be reimbursed by the Servicer for expenses and disbursements (including the reasonable fees and disbursements of its counsel) incurred or made by it under this Supplement pursuant to a separate fee agreement entered into by the Custodian with the Servicer.

Section 3.12. Custodian May Resign; SUBI Control Party May Remove Custodian. (a) The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as custodian of the 2007-B Contracts and the Lease Files by giving 60 days (or such lesser period of time as agreed to by such Registered Pledgee and the SUBI Trustee) prior written notice thereof to the Registered Pledgee(s) of the 2007-B SUBI Certificate and the SUBI Trustee, with a copy to the Servicer, the 2007-B SUBI Holder and each SUBI Control Party. Upon receiving such notice of resignation, the SUBI Control Party, if any, together with the 2007-B SUBI Holder (provided however, if the SUBI Control Party and the 2007-B SUBI Holder can not mutually agree, then the SUBI Control Party acting alone) shall either (i) cause the Custodian to deliver to the Person specified by the SUBI Control Party custody of the Lease Files and give prompt notice thereof to the SUBI Trustee, the Servicer, each SUBI Control Party, the 2007-B SUBI Holder and the Custodian or (ii) promptly appoint a successor Custodian, with the written consent of the SUBI Control Party and the 2007-B SUBI Holder (provided however, if the SUBI Control Party and the 2007-B SUBI Holder can not mutually agree, then the SUBI Control Party acting alone), by written instrument, in duplicate, which instrument shall be delivered to the resigning Custodian and to the successor Custodian. If the Person specified by the SUBI Control Party and, if acting together, the 2007-B SUBI Holder shall not have taken custody of the Lease Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian. The SUBI Control Party and the 2007-B SUBI Holder (or, if there is none, then the SUBI Trustee) shall incur no liability in connection with the appointment of a successor Custodian in accordance with the terms and conditions of this Section 3.12. The SUBI Trustee shall give prompt notice of the appointment of any successor Custodian to the Servicer, each SUBI Control Party, each Registered Pledgee, the 2007-B SUBI Holder and the SUBI Trustee.

(b) The SUBI Control Party and the 2007-B SUBI Holder (provided, however, if the SUBI Control Party and the 2007-B SUBI Holder can not mutually agree, then the SUBI Control Party acting alone) may remove the Custodian at any time by giving 10 days (or such lesser period of time as agreed to by the Custodian) prior written notice thereof to the Custodian, the Servicer and the SUBI Trustee. In such event, the SUBI Trustee upon written instruction by the SUBI Control Party and the 2007-B SUBI Holder (provided however, if the SUBI Control Party and the 2007-B SUBI Holder can not mutually agree, then the SUBI Control Party acting alone) shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution or a trust company subject to supervision or examination by federal or state authority and shall be able to make the representations and warranties and perform the obligations set forth in this Supplement. The SUBI Control Party (or, if there is no SUBI Control Party then the SUBI Trustee upon written instruction of the 2007-B SUBI Holder) may appoint itself to serve as the successor Custodian; provided, however, that (at the written direction of the SUBI Control Party and the 2007-B SUBI Holder (provided however, if the SUBI Control Party and the 2007-B SUBI Holder can not

mutually agree, then the SUBI Control Party acting alone)) the Custodian or its bailee shall have possession of each original executed 2007-B Contract.

(c) The Custodian shall not be responsible for the costs incurred in transferring the Lease Files to a successor Custodian. Such costs shall be paid in accordance with Section 3.11 hereof.

(d) Upon the occurrence of any Servicer Default, Amortization Event or Event of Default, the Custodian agrees that one Business Day’s notice shall be sufficient for purposes of Section 3.12(b).

(e) The Custodian agrees to cooperate with any successor Custodian in effecting the termination and transfer of the responsibilities and rights of Custodian, as the case may be hereunder, and the transfer thereof, to the successor Custodian, including, without limitation, the preparation, execution and delivery of any and all 2007-B Contracts, Lease Files and related documents and instruments. The Custodian hereby agrees to transfer to any successor Custodian copies of its electronic records and all other records, correspondence and documents relating to the 2007-B Contracts, 2007-B Equipment and the related Lease Files in the manner and at such times as the successor Custodian shall reasonably request and do any and all other acts or things necessary or appropriate to effect the purposes of termination. The Custodian hereby designates the successor Custodian, its agent and attorney-in-fact to execute filings or instruments which may be necessary or advisable to effect such transfer of the Custodian’s responsibilities and rights hereunder; provided that all reasonable expenses relating to such actions shall be paid by the Custodian.

Section 3.13. Merger or Consolidation of Custodian or Successor Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In addition, such successor of the Custodian shall (i) have a combined capital and surplus of at least $250,000,000 and (ii) have long-term senior unsecured debt rating of “A2” or better by Moody’s Investor’s Service, Inc. and a short-term senior unsecured debt rating of “P-1” or better by Moody’s Investor’s Service, Inc. and have a long-term senior unsecured debt rating of “A” or better by S&P and a short-term senior unsecured debt rating of “A-1” or better by S&P.

Section 3.14. Limitation of Custodian’s Duties. No provision of this Supplement shall be construed to relieve the Custodian from liability for its own gross negligence or willful misconduct; provided, however, that the Custodian:

(a) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed in writing by the parties hereto;

(b) except as expressly set forth or required herein, will be regarded as making no representations and having no responsibilities as to the validity, sufficiency, completeness, value, genuineness, ownership or transferability of the 2007-B Contracts, and will not be required to and will not make any representations as to the validity, value or genuineness of the 2007-B Contracts, and the Custodian shall not be obligated to take any legal action hereunder which might in its judgment involve any expense or liability unless it has been furnished reasonable indemnity therefor;

(c) may rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and in good faith believed by it to be genuine and to have been signed by the proper party or parties;

(d) may rely conclusively on and shall be protected in acting upon the written instructions of the Registered Pledgee or the SUBI Control Party and such employees and representatives of any thereof, given in accordance with the provisions of this Supplement;

(e) may consult with counsel satisfactory to it and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(f) shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, unless it shall be proved that the Custodian was grossly negligent in ascertaining the pertinent facts; and

(g) shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of its rights or powers hereunder, unless the Custodian shall have reasonable assurance of repayment or adequate indemnification for any such related expenses, risks or liabilities.

Section 3.15. Standard of Care; Indemnification. The Custodian shall not have any liability arising from or related to its duties and obligations as Custodian under this Supplement or any related document or agreement, except for any such liability resulting from the Custodian’s gross negligence or willful misconduct. Interpool, as the sole economic member of the Initial Beneficiary, agrees to indemnify and hold harmless the Custodian and each of the Custodian’s parent, affiliates, subsidiaries, directors, officers, employees and agents against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees, that may be imposed on, incurred by, or asserted unless such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements were imposed on, incurred by or asserted against the Custodian solely as a result of the breach by the Custodian of its obligations hereunder, which breach was caused by gross negligence or willful misconduct on the part of the Custodian. The foregoing indemnification shall survive the termination of this Supplement.

Section 3.16. Insurance. The Custodian will, at its own expense, maintain in full force and effect at all times during the term of this Supplement the following:

(a) fidelity insurance;

(b) theft of documents insurance; and

(c) forgery insurance.

All such insurance shall be in amounts with standard coverage and subject to deductibles as is customary for insurance typically maintained by depository institutions or trust companies which act as custodians. The Custodian shall, upon written request, provide to the SUBI Trustee, the Registered Pledgee, the 2007-B SUBI Holder, the SUBI Control Party and to any other Person as the SUBI Trustee shall direct a certificate of a Custody Officer certifying that any policy or certificate of insurance required to be maintained pursuant to this Supplement is in full force and effect.

Section 3.17. Custodian May Appoint Agents. The Custodian is entitled to appoint agents to assist the Custodian or fulfill the obligations and duties of the Custodian under this Supplement. The Custodian shall not be held liable for the actions or omissions of such agents for so long as it has obtained the prior written consent of the Registered Pledgee and the SUBI Control Party as to the appointment of any agent appointed by the Custodian that performs the Custodian’s duties hereunder. The fees and expenses of any such agent shall be paid from the compensation paid to the Custodian pursuant to Section 3.11 hereof.

Section 3.18. Delivery of Documents on Transfer Date. (a) By not later than the third Business Day prior to a Transfer Date (and the release date of any item of 2007-B Equipment), the related Seller shall deliver (i) to the SUBI Trustee, the 2007-B SUBI Holder, the Registered Pledgee, the SUBI Control Party and the Servicer all of the following: (A) a completed and executed Substitute Asset Transfer Form or Additional Asset Transfer Form, as the case may be, with attached thereto a written “Exhibit A” of all 2007-B Contracts and all 2007-B Equipment that satisfy the Transferred Assets Representations and Warranties for which exclusive beneficial ownership thereof is to be transferred to the Trust for allocation to the 2007-B SUBI on such date (such Exhibit A shall constitute the “Acquisition Schedule” and shall be attached as Schedule 1 to the hereunder defined Custodian Certification), and (B) an updated Master List (after giving effect to the 2007-B Contracts and 2007-B Equipment to be acquired on such date) containing a listing of each such 2007-B Contract and 2007-B Equipment included in the 2007-B SUBI, and (ii) to the Custodian, the items described in the definition of Lease File for such 2007-B SUBI Assets.

All such items delivered to the Custodian shall be delivered in individual file folders labeled with the 2007-B Equipment serial number on the outside of the folder and in 2007-B Equipment serial number order, and shall be accompanied by an electronic data file containing the 2007-B Equipment serial numbers, 2007-B Contract identification information and applicable insurance policy date, term, insurer and policy number.

(b) Within ten Business Days after the Custodian receives the “Lease File” and the Acquisition Schedule referred to in Section 3.18(a) above, the Custodian shall deliver to each Registered Pledgee, the 2007-B SUBI Holder and each SUBI Control Party a written certification substantially in the form of Exhibit C hereto, listing any Exceptions (together with the Acquisition Schedule, the “Custodian Certification”). The Custodian hereby agrees to serve as agent and bailee for the exclusive use and benefit of the Registered Pledgee(s) and each SUBI Control Party pursuant to the applicable section of the Indenture (and for such other Registered Pledgee(s) and each SUBI Control Party of a 2007-B SUBI Certificate as shall have been identified in writing to the Custodian by the SUBI Control Party, the 2007-B SUBI Holders and such Registered Pledgee(s), with the consent of the Indenture Trustee) and, subject to the terms and conditions of the Relevant Documents, agrees to receive the “chattel paper” counterpart of each 2007-B Contract to perfect by possession the security interest of the Indenture Trustee, under the Uniform Commercial Code (as in effect in the applicable jurisdiction), and to hold, release or otherwise dispose of such 2007-B Contracts as provided in this Supplement and the other Relevant Documents. The Custodian’s duties hereunder shall continue until altered in writing by the Indenture Trustee (at the written direction of each SUBI Control Party) and the Custodian or until the later of (x) (i) with respect to all or any portion of the 2007-B SUBI Assets, the payment of all amounts owing under the Indenture in respect of such 2007-B SUBI Assets and (ii) satisfaction and discharge of all other collateral security arrangements (related to such affected 2007-B SUBI Assets) for the benefit of any Registered Pledgee or SUBI Control Party hereunder (an “Other Security Arrangement”) and (y) termination of this Supplement. Upon the occurrence of the items described in Section 3.01(p) and/or 3.03(e) of the Servicing Agreement, the Custodian shall deliver to the Indenture Trustee such 2007-B Contracts or perform such acts as provided for therein.

ARTICLE IV

SUBI ACCOUNTS

Section 4.01. SUBI Account.

(a) The Trustee designates, with respect to the 2007-B SUBI, the Collection Account, established in the name of the Indenture Trustee in accordance with the Indenture, for the benefit of the “secured parties” under the Indenture, and such Collection Account shall constitute the SUBI Account contemplated by Section 7.1(a) of the Trust Agreement. Except as otherwise provided for or contemplated in Section 7.1(b) of the Trust Agreement (as supplemented by this Supplement) and the Relevant Documents, the SUBI Account shall relate solely to the 2007-B SUBI and the 2007-B SUBI Portfolio, and funds therein shall not be commingled with any other monies. All amounts held in the SUBI Account shall be invested in Eligible Investments in accordance with the Indenture until distributed or otherwise applied in accordance with the Indenture.

(b) On each Business Day all Collections (or, in the event that Collections are remitted to the Servicer, all amounts received from the Servicer or any Registered Pledgee) on deposit in the Master Lockbox Account shall be transferred to the Holding Account for subsequent transfer to the Collection Account in accordance with the provisions of the Servicing Agreement and the Lockbox Intercreditor Agreement.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.01. Amendment, Etc. Notwithstanding Section 9.1 of the Trust Agreement, the Trust Agreement, as supplemented by this Supplement, to the extent that it relates to the 2007-B SUBI and the 2007-B SUBI Portfolio, may be amended from time to time only in a writing signed by the Trustee and the Settlor, with the prior written consent of each SUBI Control Party, 2007-B SUBI Holder and each Registered Pledgee of a 2007-B SUBI Certificate.

Section 5.02. Counterparts. This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Supplement by facsimile or by electronic means shall be equally effective as of the delivery of an originally executed counterpart.

Section 5.03. Governing Law. THIS SUPPLEMENT SHALL BE CREATED UNDER AND GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

Section 5.04. Notices. The notice provisions of Section 9.3 of the Trust Agreement shall be modified with respect to the 2007-B SUBI to read as follows: U.S. Bank Trust National Association, 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604. A copy of each notice or other writing required to be delivered to any Trustee pursuant to the Trust Agreement or this Supplement also shall be delivered to each other Trustee, each Holder, each SUBI Control Party and each Registered Pledgee of a 2007-B SUBI Certificate.

Section 5.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Supplement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Supplement and shall in no way affect the validity or enforceability of the other provisions of this Supplement or of any 2007-B SUBI Certificates or the rights of the Holders, Registered Pledgees thereof or any SUBI Control Party. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this Supplement invalid or unenforceable in any respect.

Section 5.06. Effect of Supplement on Trust Agreement. (a) Except as otherwise specifically provided herein: (i) the parties shall continue to be bound by all provisions of the Trust Agreement; and (ii) the provisions set forth herein shall operate either as additions to or modifications of the already-extant obligations of the parties under the Trust Agreement, as the context may require. In the event of any conflict between the provisions of this Supplement and the Trust Agreement with respect to the 2007-B SUBI, the provisions of this Supplement shall prevail.

For purposes of determining the parties’ obligations under this Supplement with respect to the 2007-B SUBI, general references in the Trust Agreement to: (i) a SUBI Account shall be deemed to refer more specifically to the 2007-B SUBI Account; (ii) a SUBI Asset shall be deemed to refer more specifically to a 2007-B SUBI Asset; (iii) a SUBI Portfolio shall be deemed to refer more specifically to the 2007-B SUBI Portfolio; and (iv) a SUBI Supplement shall be deemed to refer more specifically to this Supplement.

Section 5.07. Tax Matters. Each of the Initial Beneficiary, the Delaware Trustee and the SUBI Trustee agree that for federal and state income tax purposes it shall not treat this Supplement as creating or constituting a trust, partnership, association taxable as a corporation or any type of separate entity (and will report for such purposes in a consistent manner therewith). Instead, each of such parties agrees, and will consistently report, for federal and state income tax purposes, that the Trust holds the 2007-B SUBI Portfolio and each asset therein as a mere agent or nominee for (and solely for the benefit of) the holder of the 2007-B SUBI Certificate, including each item of 2007-B Equipment therein for federal income, state income and franchise tax purposes. Each such party further agree that the Trust is acting as holder of record title to the 2007-B SUBI Portfolio, including the 2007-B Equipment, solely for the benefit of, and as agent and nominee of, the holder of the 2007-B SUBI Certificate, and shall not hold itself out or act in a manner inconsistent with it acting merely as agent and nominee.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective officers as of the day and year first above written.

INTERPOOL CHASSIS FUNDING, LLC, as UTI Holder and Initial Beneficiary

By: Interpool, Inc., its Managing Member

By:
Name:
Title:

INTERPOOL INC., as Settlor and as initial Custodian

By:
Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION (as
successor in interest to WACHOVIA TRUST
COMPANY, NATIONAL ASSOCIATION (f/k/a FIRST
UNION TRUST COMPANY NATIONAL ASSOCIATION)),
as Delaware Trustee and UTI Trustee

By:
Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION, as SUBI Trustee

By:
Name:
Title:

ACKNOWLEDGED AND CONSENTED

U.S. BANK NATIONAL ASSOCIATION, as Registered Pledgee and SUBI Control Party

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

ACKNOWLEDGED AND CONSENTED

INTERPOOL CHASSIS FUNDING, LLC, as Holder of the 2002-A SUBI, Holder of the 2002-B SUBI and Holder of the 2002-C SUBI

By: Interpool, Inc., its Managing Member

By:
Name:
Title:

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